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                         PRESIDENTIAL LIFE CORPORATION

                                  $100,000,000
                       7 7/8% Senior Notes due 2009


                                       by

                          BT ALEX. BROWN INCORPORATED
                           SALOMON SMITH BARNEY INC.


                             UNDERWRITING AGREEMENT

                                                             February 18, 1999

BT ALEX. BROWN INCORPORATED
130 Liberty Street
New York, New York  10006

SALOMON SMITH BARNEY INC.
388 GREENWICH STREET
NEW YORK, NEW YORK 10013


Ladies and Gentlemen:

          Presidential Life Corporation, a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters") the principal amount of its securities identified in Schedule I hereto (the "Notes"), to be issued under an indenture, to be dated as of February 23, 1999 (and together with all supplements thereto, the "Indenture"), between the Company, as issuer, and Bankers Trust Company, as trustee (the "Trustee").

          Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the initial Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus,
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as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 15 hereof.

     The Company has prepared and filed with the Commission a registration statement (file number 333-63831) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Notes. After the initial Effective Date, the Company has filed a Preliminary Final Prospectus Supplement, together with an amended Basic Prospectus, relating to the Notes in accordance with Rule 424(b). The Company will next file with the Commission a Final Prospectus Supplement, together with a further amended Basic Prospectus, relating to the Notes in accordance with Rule 424(b).

          SECTION 1.  Representations and Warranties.
                      ------------------------------

          (a) The Company represents and warrants to the Underwriters as follows:

               (i) The Company meets the requirements for use of Form S-3 under the Act and for an offering of the Notes on a delayed basis under Rule 415.

               (ii) On each Effective Date, the Registration Statement complied, on the date first filed in accordance with Rule 424(b), the Preliminary Final Prospectus complied, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) the Final Prospectus (and any supplement thereto) will comply, in all material respects with the applicable requirements of the Act and the Trust Indenture Act; on each Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on each Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and on the date of any filing pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

               (iii) The documents incorporated by reference in the Registration Statement and the Final Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and when read together with the other information included in or incorporated by reference in the Registration Statement and the Final Prospectus, do not and will not, on the Execution Date and at the

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     Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (and in the case of the Final Prospectus, in the light of the circumstances under which they were made) not misleading.

               (iv) The Company is not an investment company or a company controlled by an investment company under the Investment Company Act of 1940, as amended.

               (v) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and the Final Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in aggregate, have a material adverse effect on the condition (financial or other), business or prospects of the Company and its subsidiaries taken as a whole or have a material adverse effect on the ability of the Company to meet its obligations under this Agreement, the Indenture or the Notes (a "Material Adverse Effect"). Presidential Life Insurance Company (the "Insurance Subsidiary") is duly incorporated and validly existing as a corporation in good standing under the laws of the State of New York, with full corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and the Final Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in aggregate, have a Material Adverse Effect.

               (vi) The Company's authorized equity capitalization is as set forth in the Registration Statement and in the Final Prospectus. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Registration Statement and in the Final Prospectus. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of the Insurance Subsidiary, free and clear of all liens, pledges, indentures, mortgages, leases, easements, security interests, claims, charges, options, rights of first refusal, encumbrances and any other restrictions or limitations whatsoever, except as described in the Registration Statement and the Final Prospectus. Such outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Insurance Subsidiary is, and on the Closing Date will be, the only "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Act.

               (vii) This Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company and is a valid, binding

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     and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except that no representation or warranty is made with respect to Section 7 of this Agreement providing for indemnification and contribution.

               (viii) The Indenture has been duly and validly authorized by all necessary corporate action and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will be a valid, binding and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act and the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Final Prospectus.

               (ix) The Notes have been duly and validly authorized by all necessary corporate action by the Company and when duly authenticated and delivered by the Trustee against payment in accordance with the terms of the Indenture and this Agreement, will be valid, binding and enforceable obligations of the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Notes by the Trustee in accordance with the Indenture) and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). When duly executed, authenticated, issued, delivered and paid for as provided herein and in the Indenture, the Notes will constitute direct, general, senior, unsecured and unconditional obligations of the Company and will rank pari passu with all other present and future senior, unsecured indebtedness of the Company (other than obligations preferred by statute or operation of law).

               (x) None of the execution and delivery by the Company of this Agreement and the Indenture, the issuance, delivery and sale of the Notes, compliance by the Company with the provisions of the Notes, this Agreement and the Indenture and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will conflict with, result in a breach or violation of any of the terms or provisions of or constitute a default under (i) the charter or bylaws of the Company or any of its significant subsidiaries, (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property or assets is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative

                                       4
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     agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this sentence, such conflicts, breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect.

               (xi) No approval, authorization, consent, registration, qualification, license or other order of any government, governmental instrumentality or court (collectively, "Governmental Authorities") is required with respect to the Company in connection with the execution and delivery of this Agreement or the Indenture, including any supplement thereto, or the issuance and sale of the Notes, or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been described in the Registration Statement and Final Prospectus or have been obtained, or will have been obtained at the Closing Date, under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of various states or the insurance laws of the various states in connection with the offering of the Notes, and except for approvals, authorizations, consents, registrations, qualifications, licenses or other orders which if not obtained or made would not individually or in the aggregate have a Material Adverse Effect or a material adverse effect on any of the Underwriters.

               (xii) There are no actions, suits, claims or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or governmental agency, authority or body or any arbitrator or otherwise which are required to be disclosed in the Registration Statement and the Final Prospectus and are not so disclosed and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               (xiii) To the Company's knowledge, the Commission has not issued an order preventing or suspending the use of the Final Prospectus or the effectiveness of the Registration Statement, nor instituted proceedings for such purposes.

               (xiv) The consolidated financial statements of the Company, including the notes thereto and the supporting schedules, included or incorporated by reference in the Registration Statement and in the Final Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein.

               (xv) Each reserve and other liability amount attributable to the Insurance Subsidiary's insurance business, including, without limitation, reserve and other liability amounts in respect of insurance policies and annuity contracts, whether direct or assumed by reinsurance, established or reflected in the respective statutory annual statements for the year ended December 31, 1997, of the Insurance Subsidiary was determined in accordance with generally accepted actuarial standards consistently applied, was based on

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     actuarial assumptions that were in accordance with those called for in relevant policy and contract provisions, is fairly stated in accordance with generally accepted actuarial principles and is in compliance, in all material respects, with the requirements of the insurance laws, rules and regulations of their respective jurisdictions of domicile as well as those of any other applicable jurisdictions (collectively, "Applicable Insurance Laws"). The Insurance Subsidiary owns assets that qualify as admitted assets under Applicable Insurance Laws in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its jurisdiction of domicile.

               (xvi) Except as described in the Registration Statement and the Final Prospectus, no material claim or assessment is pending or, to the knowledge of the Company, threatened against the Insurance Subsidiary by any state insurance guaranty association.

               (xvii) Each of the Company and the Insurance Subsidiary holds such licenses, permits, certificates, franchises and authorizations (collectively, "Licenses") of Governmental Authorities (including, without limitation, all Licenses of the insurance regulatory authorities of the jurisdictions in which it conducts an insurance business) which are necessary to the conduct of its business as described in the Registration Statement and the Final Prospectus, except where the failure to be so qualified would not have a Material Adverse Effect. All such Licenses are in full force and effect and each of the Company and the Insurance Subsidiary is in compliance with the terms of all such Licenses, and neither the Company nor the Insurance Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such License, except where such non-compliance, suspension, revocation or limitation would not, individually or in the aggregate, have a Material Adverse Effect.

               (xviii) The Insurance Subsidiary is rated "A-" by A.M. Best Company, Inc. ("A.M. Best"), "Api" by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P") and "Baa2" by Moody's Investors Service, Inc. ("Moody's"). The Company's 9 1/2 Notes and the Notes each are rated "BBB" by S&P and at least "Ba1" by Moody's, if any of such Notes are outstanding. Neither the Company nor the Insurance Subsidiary is aware of any threatened or pending downgrade in the Insurance Subsidiary's A.M. Best, S&P, or Moody's ratings or in any rating assigned to any debt securities of the Company or of the Insurance Subsidiary by a "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).

               (xix) Each of the Company and the Insurance Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or accounting practices prescribed or permitted by applicable insurance regulatory

                                       6
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     authorities, as the case may be, and to maintain accountability for assets,
     (iii) access to cash and other liquid assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded ledger assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xx) The Company has not taken, directly or indirectly, any action constituting or which was designed to or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes, and the Company has not distributed any prospectus (as such term is defined in the Act) in connection with the offering and sale of the Notes other than any Preliminary Final Prospectus filed with the Commission or the Final Prospectus.

          (b) Any certificate signed by the persons specified in Section 6(g) hereof and delivered to you or to your counsel on the Closing Date shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to Underwriter, Closing.  Subject to the
                      -----------------------------------------
terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Notes set forth opposite such Underwriter's name in Schedule II hereto.

          Delivery of and payment for the Notes shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

          SECTION 3.  Offering by the Underwriter.  The Company is advised that
                      ---------------------------
the Underwriters propose to make a public offering of the Notes, on the terms and conditions as set forth in the Final Prospectus.

          SECTION 4.  Agreements.  The Company agrees with each of the
                      ----------
Underwriters as follows:

          (a) The Company will use its reasonable best efforts to cause any amendment to the Registration Statement made after the Execution Time to become effective as soon as practicable after the filing with the Commission thereof. Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or

                                       7
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supplement (including the Final Prospectus or any Preliminary Final Prospectus)
to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in writing. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Underwriters of such timely filing. During the period in which final prospectuses are required by the Act or the Exchange Act to be delivered in connection with sales of the Notes, the Company will promptly advise the Underwriters (1) when any amendment to the Registration Statement made after the Execution Time shall have been filed or become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or preventing or suspending the use of the Final Prospectus, or the institution or threatening of any proceeding for such purposes and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify the Underwriters of such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request; provided, however, that the Underwriters shall bear the expenses related to the preparation and filing of any Prospectus required by the Act to be delivered at any time that is more than nine months after the Effective Date of the Registration Statement.

          (c) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

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          (d) The Company will furnish to the Underwriters and counsel for the
Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will cooperate with the Underwriters in arranging, if necessary, for the qualification of the Notes for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, or subject itself to taxation in excess of a nominal dollar amount, in any jurisdiction where it is not now so subject.

          (f) For a period of ninety days after the date of the Final Prospectus, the Company will not, without the prior written consent of BT Alex. Brown Incorporated, offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities substantially similar to the Notes issued or guaranteed by the Company or the Insurance Subsidiary (other than the Notes).

          (g) The Company will not take, directly or indirectly, any action constituting or which is designed to or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes, and the Company will not distribute any prospectus (as such term is defined in the Act) in connection with the offering and sale of the Notes other than any Preliminary Final Prospectus filed with the Commission or the Final Prospectus.

          (h) The Company will not enter into any contractual agreement with respect to the distribution of the Notes except for the arrangements with the Underwriters.

          (i) The Company will apply the net proceeds of the issue and sale of the Notes as set forth under the caption "Use of Proceeds" in the Final Prospectus.

          SECTION 5.  Costs and Expenses.  The Company will pay all costs,
                      ------------------
expenses and fees incident to the performance of its obligations under this Agreement (except for the fees and disbursements of counsel for the Underwriters other than pursuant to item (vi) of this Section 5, if any, and as provided in
Section 11 hereof), including: (i) the printing and filing of the Registration Statement as originally filed and any amendments and exhibits thereto, (ii) all expenses (including reasonable fees and disbursements of counsel to the Company) payable

                                       9
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pursuant to Section 4 of this Agreement, (iii) all costs and expenses incurred in connection with the preparation, issuance and delivery of the Notes to the Underwriters, (iv) all costs and expenses incurred in connection with any rating of the Notes, including fees of the applicable rating agency or agencies, (v) the fees and disbursements of the Company's counsel and accountants, (vi) the expenses in connection with the qualification of the Notes under state securities laws, if any, in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters (not to exceed $5,000) in connection therewith, (vii) all costs and expenses incurred in the preparation and the printing (including word processing and duplication costs) of the Notes, the Indenture and all other documents relating to the issuance and public offering of the Notes and (viii) the fees and expenses of the Trustee and any agent of the Trustee in connection with the Notes.

          SECTION 6.  Conditions to the Obligations of the Underwriters.  The
                      -------------------------------------------------
obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b) and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus shall have been issued and no proceedings for such purposes shall have been instituted or be pending.

          (b) The Indenture shall have been duly and validly executed and delivered by the Company and the Trustee.

          (c) The Company shall have caused Willkie Farr and Gallagher, counsel for the Company, to have furnished to the Underwriters their opinion dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

          (d) The Company shall have caused Deloitte and Touche LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

          (e) The Underwriters shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

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

          (f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman or Secretary of the Board of Directors or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus has been issued by the Commission and no proceedings for such purposes have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business, assets or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (h) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          (i) The Underwriters shall have received from Seward & Kissel, counsel for the Trustee, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. In the event of such cancellation, no party shall have any obligation to any other party, except pursuant to Sections 7 and 11 hereto, which shall survive such cancellation. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the offices of Cleary, Gottlieb, Steen and Hamilton, counsel for the Underwriters, at One Liberty Plaza, New York, New York, on the Closing Date.

          SECTION 7.  Indemnification and Contribution.
                      --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Underwriters specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Basic Prospectus, any Preliminary Prospectus or any Final Prospectus or any amendment or supplement thereto, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Prospectus, as then amended or supplemented, to the Underwriters, (x) delivery of the Final Prospectus or such amendment or supplement was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Basic Prospectus, Preliminary Prospectus or Prospectus was corrected in the Final Prospectus (as then amended or supplemented) and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus (as then amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and, under the headings "Plan of Distribution" and "Underwriting," (i) the sentences related to concessions and reallowances and
(ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless such failure materially prejudices the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);

provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel (in addition to local counsel), which separate counsel shall, in the event of indemnification pursuant to paragraph (a) above, be designated by BT Alex. Brown Incorporated, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party will not be liable for the costs and expenses of any settlement, compromise or consent to the entry of any judgment with respect to any such claim, action, suit or proceeding that is effected without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery. The respective agreements, representations, warranties, indemnities
--------
and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 11 hereof shall survive the termination or cancellation of this Agreement.

          SECTION 9.  Termination of Agreement. This Agreement shall be subject
                      ------------------------
to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in the Company's common stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or in such Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          SECTION 10.  Pro rata Purchase in Certain Events. If any one or more
                       -----------------------------------
Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement and no action pursuant to this Section 10 shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

          SECTION 11.  Reimbursement upon Termination in Certain Circumstances.
                       -------------------------------------------------------
If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of one counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

          SECTION 12.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed (with confirmation as soon as practicable by first class mail) to them in care of BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention of Finance Transaction Management; or, if sent to the Company will be mailed, delivered or telefaxed (with confirmation as soon as practicable by first class mail) to Presidential Life Corporation, 69 Lydecker St., Nyack, New York 10960, Attention of Michael V. Oporto, with a copy to Willkie Farr and Gallagher, 787 Seventh Avenue, New York, New York 10019, Attention of Michael G. Marks.

          SECTION 13.  Parties.  This Agreement shall inure to the benefit of
                       -------
and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, directors, employees and agents referred to in Section 7 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

          SECTION 14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                       -------------
CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          SECTION 15.  Definitions. The terms which follow, when used in this
                       -----------
Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at each Effective Date and any amended Basic Prospectus at the time such Basic Prospectus is filed pursuant to Rule 424(b).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became, becomes or become (as the case may be) effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus included therewith.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus included therewith.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration

     Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the relevant Effective Date as provided by Rule 430A.

          "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in paragraph 1(a) hereof.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                         Very truly yours,

                                         PRESIDENTIAL LIFE CORPORATION

                                         By:  /s/ Herbert Kurz
                                              ------------------------
                                              Name:  Herbert Kurz
                                              Title: President

Confirmed and accepted, as of the date
specified in Schedule I hereto.


BT ALEX. BROWN INCORPORATED

By:  /s/ W. Dana LaForge
     --------------------------
     Name:  W. Dana LaForge
     Title: Managing Director


For itself and the other Underwriter named in Schedule II to the foregoing agreement

                                   SCHEDULE I
                                   ----------

Underwriting Agreement dated February 18, 1999


Registration Statement No. 333-63831


Underwriters(s):  BT Alex Brown Incorporated
                  Salomon Smith Barney Inc.


Title, Purchase Price and Description of Securities:

          Title:  7 7/8% Senior Notes due 2009

          Principal amount:  $100,000,000

          Purchase price:  99.151% of the principal amount of the Notes, less a selling concession of 0.70% of such principal amount

Closing Date, Time and Location: February 23, 1999 at 10:00 a.m. at the offices of Cleary, Gottlieb, Steen & Hamilton, One
                                 Liberty Plaza, New York, NY 10006

                                  SCHEDULE II
                                  -----------


                Underwriter                       Amount
                -----------                       ------
                BT Alex. Brown Incorporated       $75,000,000

                Salomon Smith Barney Inc.         $25,000,000


                                       B-1